UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2015

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050, Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2015, IMH Financial Corporation (“IMH” or the “Company”), through various of its subsidiaries, entered into a series of loan agreements, promissory notes and related agreements with Calmwater Capital 3, LLC (“Calmwater”) for loans in the aggregate principal amount of $78.8 million for the purposes of refinancing the Company’s $36.0 million senior secured loan with NWRA Ventures I, LLC (“NWRA”) and a $24.8 million loan from First Credit Bank to two of the Company’s affiliates, as well as to provide working capital for certain development activities and operational costs.

The general terms of the respective loans are as follows:

(i)
The first loan is a $50.0 million non-recourse loan secured by first liens on the Company’s two operating hotel properties and restaurant located in Sedona, Arizona (“the Sedona Loan”).The Sedona Loan requires interest only payments beginning on March 1, 2015 and bears annual interest at a base equal to the sum of: (i) the greater of (A) 0.50% per annum or (B) LIBOR (as defined) plus (ii) 6.75% per annum In connection with the Sedona Loan, the Company entered into an interest rate cap agreement for the initial two-year term of the loan with a LIBOR-based strike rate. The Sedona Loan has a maturity date of February 1, 2018 with an option by the Company to extend the maturity date for two consecutive 12-month periods, provided that there are no outstanding events of default, the Company obtains an extended interest rate cap agreement and the Company complies with the other applicable terms set forth in the loan agreement including the payment of an extension fee of $500,000. The Sedona Loan is subject to a non-recourse carve-out guaranty by the Company which also includes a guarantee of completion of certain capital improvements at the Company’s hotel properties.

The Sedona Loan contains customary affirmative and negative covenants and requires the Company to fund customary annual interest, tax, and insurance reserve accounts, each of which are pledged as additional collateral for the Sedona Loan. Additional reserves are required as it relates to the collateral properties’ capital improvement program scheduled to begin in May 2015. The Sedona Loan also contains customary events of default, the occurrence of which could result in the acceleration of the obligations under the loan and, under certain circumstances, the application of a default interest rate during the existence of an event of default at a rate equal 5.0% in excess of the note rate. The Company is permitted to make optional prepayments at any time, subject to a yield maintenance prepayment fee if the prepayment is made prior to February 1, 2016 and a .50% prepayment premium if paid prior to February 1, 2017, and other conditions set forth in the loan agreement. Thereafter, the Company may prepay the Sedona Loan in full or in part without yield maintenance fees or prepayment premium costs.

The foregoing description of the Sedona Loan does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, Promissory Note and Indemnity and Guaranty Agreement, which are filed as Exhibits 10.1, 10.2 and 10.7, respectively, and incorporated by reference herein.

(ii)
The second loan is a $24.4 million non-recourse loan (“Asset Loan 1”) secured by a) first liens on certain operating and non-operating real estate assets owned by affiliates of the Company, b) pledges by certain Company affiliates of their interests in certain mortgage loan documents evidencing payment obligations owed to such affiliates and c) the Company’s membership interest in a limited liability company which owns, through a wholly-owned subsidiary, an apartment community in Apple Valley, Minnesota, which is currently under construction. Asset Loan 1 requires interest only payments beginning on March 1, 2015 and bears annual interest at a base equal to the sum of: (i) the greater of (A) 0.50% per annum or (B) LIBOR (as defined) plus (ii) 8.5% per annum. Asset Loan 1 has a maturity date of February 1, 2017, with an option by the Company to extend the maturity date for one 12-month period, provided that there are no outstanding events of default and the Company complies with the other applicable terms set forth in the loan agreement, including the payment of an extension fee of 1% of the outstanding principal balance. Asset Loan 1 is subject to a non-recourse carve-out guaranty by the Company which also includes a guarantee of completion of certain entitlement work at a property located in Buckeye, Arizona.

Asset Loan 1 contains customary affirmative and negative covenants and requires the Company to fund certain customary annual tax and insurance reserve accounts, each of which are pledged as additional collateral for Asset Loan 1. Asset Loan 1 also contains customary events of default, the occurrence of which could result in the acceleration of the obligations under the loan and, under certain circumstances, the application of a default interest rate during the existence of an event of default at a rate equal 5.0% in excess of the note rate. The Company is permitted to make optional prepayments at any time, subject to a yield maintenance prepayment premium if the prepayment is made prior to November 1, 2015 and other conditions set forth in the loan agreement. Thereafter, the Company may prepay Asset Loan 1 in full or in part without any yield maintenance fees or prepayment premium costs.

Asset Loan 1 contains a schedule of release prices for each of the Company assets securing the loan which must be paid to Calmwater as a condition to releasing each such asset as collateral for the loan. Asset Loan 1 also provides that during the period through and including November 1, 2015, if the Company causes the sale of any asset which secures Asset Loan 1, a portion of the proceeds of such sale equal to the applicable release price shall be deposited into a Company custodial account; provided, however that in the event Calmwater thereafter approves replacement collateral proposed by the Company, and such proceeds may be re-borrowed by the Company in exchange for a pledge of such replacement collateral to Calmwater. If Calmwater does not approve such replacement collateral or if the Company elects not to propose replacement collateral, the amount in such custodial account may be used only as a payment toward the outstanding amounts due on Asset Loan 1.

The foregoing description of Asset Loan 1 does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, Promissory Note and Indemnity and Guaranty Agreement, which are filed as Exhibits 10.3, 10.4 and 10.8, respectively, and incorporated by reference herein.

(iii)
The third loan is a $4.4 million non-recourse loan (“Asset Loan 2”) secured by a) first liens on certain operating and non-operating real estate assets owned by affiliates of the Company and b) pledges by certain Company affiliates of their interests in certain mortgage loan documents evidencing payment obligations owed to such affiliates. Asset Loan 2 requires interest only payments beginning on March 1, 2015 and bears annual interest at a base equal to the sum of: (i) the greater of (A) 0.50% per annum or (B) LIBOR (as defined) plus (ii) 8.5% per annum. Asset Loan 2 has a maturity date of February 1, 2017 with an option by the Company to extend the maturity date for one 12-month period provided that there is no outstanding events of default, and the Company complies with the other applicable terms in the loan agreement, including the payment of an extension fee of 1% of the outstanding principal balance. Asset Loan 2 is subject to a non-recourse carve-out guaranty by the Company which also includes a guarantee by the Company of completion of certain entitlement work at certain properties located in Minnesota and Arizona, and a guarantee of completion of certain construction defect remediation at a property located in Albuquerque, New Mexico.

Asset Loan 2 contains customary affirmative and negative covenants and requires the Company to fund certain customary annual tax and insurance reserve accounts, each of which are pledged as additional collateral for Asset Loan 2. Asset Loan 2 also contains customary events of default, the occurrence of which could result in the acceleration of the obligations under the loan and, under certain circumstances, the application of a default interest rate during the existence of an event of default at a rate equal 5.0% in excess of the note rate. The Company is permitted to make optional prepayments at any time, subject to a yield maintenance prepayment premium if the prepayment is made prior to November 1, 2015 and other conditions set forth in the loan agreement. Thereafter, the Company may prepay Asset Loan 2 in full or in part without any yield maintenance fees or prepayment premium costs.

Asset Loan 2 contains a schedule of release prices for each of the Company assets securing the loan which must be paid to Calmwater as a condition to releasing each such asset as collateral for the loan. Asset Loan 2 also provides that during the period through and including November 1, 2015, if the Company causes the sale of any asset which secures Asset Loan 2, a portion of the proceeds of such sale equal to the applicable release price shall be deposited into a Company custodial account; provided, however that in the event Calmwater thereafter approves replacement collateral proposed by the Company, and such proceeds may be re-borrowed by the Company in exchange for a pledge of such replacement collateral to Calmwater. If Calmwater does not approve such replacement collateral or if the Company elects not to propose replacement collateral, the amount in such custodial account may be used only as a payment toward the outstanding amounts due on Asset Loan 2.

The foregoing description of Asset Loan 2 does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, Promissory Note and Indemnity and Guaranty Agreement, which are filed as Exhibits 10.5, 10.6 and 10.9, respectively, and incorporated by reference herein.

Further Use of Proceeds.

The Company has set aside $4.3 million of the loan proceeds to fund the balance of its $11.8 million equity commitment for the construction of its 196-unit apartment project located in Apple Valley, Minnesota, that was started in August 2014. In addition, the Company will utilize $2.0 million of the loan proceeds to complete a $6.0 million capital improvement program at the Company’s L’Auberge de Sedona Resort and Spa, Orchards Inn and Taos Cantina restaurant located in Sedona, which is expected to begin in May 2015. An additional $5.0 million of the loan proceeds will be used to retire the loan from SRE Monarch Lending, LLC on its maturity date. The balance of the loan proceeds are expected to be used for certain fees, reserves, and working capital.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet      Arrangement of a Registrant.

As described in Item 1.01 above, on January 23, 2015 the Company, through certain of its affiliates, entered into the Sedona Loan, Asset Loan 1 and Asset Loan 2, pursuant to which, the Company’s affiliates incurred a direct financial obligation of $78.8 million. The repayment terms and other restrictions and obligations imposed on the Company and its affiliates pursuant to the loan documents are generally described in Item 1.01 above, which disclosure is incorporated into this Item 2.03.

Section 8 - Other Events

Item 8.01 Other Events.

On January 29, 2015, the Company issued a news release announcing the refinancing transactions. Such news release is filed herewith as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description

10.1	Loan Agreement among L’Auberge Newco, LLC and Orchards Newco, LLC and Calmwater Capital 3, LLC, dated January 23, 2015.
10.2	Promissory Note among L’Auberge Newco, LLC and Orchards Newco, LLC and Calmwater Capital 3, LLC, dated January 23, 2015.
10.3
Loan Agreement among AZ-Waters Edge, LLC, Oasis Indian Bend LLC, HL Newco, LLC, NT 233 Oak Creek Lots, LLC, CA-Daley, LLC, IMH LR Real Estate, LLC, IMH LR Clubhouse, LLC, Southwest Acquisitions, LLC, IMH Special Asset NT 139, LLC, Buena Yuma, LLC, IMH Special Asset NT 140 (collectively, As Borrower) and Calmwater Capital 3, LLC, dated January 23, 2015.

10.4
Promissory Note among AZ-Waters Edge, LLC, Oasis Indian Bend LLC, HL Newco, LLC, NT 233 Oak Creek Lots, LLC, CA-Daley, LLC, IMH LR Real Estate, LLC, IMH LR Clubhouse, LLC, Southwest Acquisitions, LLC, IMH Special Asset NT 139, LLC, Buena Yuma, LLC, IMH Special Asset NT 140 (collectively, As Borrower) and Calmwater Capital 3, LLC, dated January 23, 2015

10.5	Loan Agreement among IMH Holdings 2, LLC and Calmwater Capital 3, LLC, dated January 23, 2015.
10.6	Promissory Note among IMH Holdings 2, LLC and Calmwater Capital 3, LLC, dated January 23, 2015.
10.7	Indemnity and Guaranty Agreement by IMH Financial Corporation in favor of Calmwater Capital 3, LLC, dated January 23, 2015 (Sedona Loan).
10.8	Indemnity and Guaranty Agreement by IMH Financial Corporation in favor of Calmwater Capital 3, LLC, dated January 23, 2015 (Asset Loan 1).
10.9	Indemnity and Guaranty Agreement by IMH Financial Corporation in favor of Calmwater Capital 3, LLC, dated January 23, 2015 (Asset Loan 2).
99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 29, 2015

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer

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